BRF S.A.

Publicly-Held Company

CNPJ 01.838.723/0001-27

NIRE 42.300.034.240

Ordinary and Extraordinary General Meeting to be held on 26.04.2017

DISTANCE VOTING FORM

1. Name or corporate name of shareholder (without abbreviations)
2. Corporate (CNPJ) or individual (CPF) tax number of shareholder	2.1. E-mail address of shareholder for communication with the Company related to the Voting Form
3. Guidance for completing the Distance Voting Form

Should you, as a shareholder, choose to exercise your right to vote from a distance, within the terms of articles 21-A and according to CVM Instruction nº 481/2009, you must complete the Distance Voting Form (“Voting Form”), that will only be regarded as valid, with the votes presented here counted in the quorum of the General Meeting, if the following instructions are observed: (i) all the fields must be duly completed; (ii) all the pages must be initialed; and (iii) the last page must be signed by the shareholder or his/her (s) legal representative(s), as is the case, and within the terms of the prevailing law.

The Company does not require the notarization of the signature of the Voting Form or for it to be confirmed by a Consul.

On 19.04.2017 (inclusive), the deadline expires for the receipt of the Voting Form duly completed according to instructions below.

It should be stressed that in order for the Voting Form to have an effect, the date of 19.04.2017 will be the last day for its RECEIPT in one of the 3 forms that are listed, below and not the last day for it to be mailed. If the Voting Form is received after 19.04.2017, the votes will not be counted.

4.           Guidance for delivering the Distance Voting Form

The Shareholder that chooses to exercise remote voting rights through this Voting List may complete it bearing in mind the aforementioned guidance and send it: (i) to the Company or (ii) to the Custodian (iii) or the bank acting as Securities Registrar, following the instructions below:

(i) To the Company: in addition to the Voting List, the Shareholder shall submit the following documents: Natural Person - ID with a photograph of the shareholder or their legal representative, being: Brazilian national’s ID, Foreign Resident’s ID, Brazilian driving licenses, passport or class association ID. Legal Entity and Investment Funds - a) ID with a photograph of the shareholder or their legal representative, being: Brazilian national’s ID, foreign resident’s ID, Brazilian driving licenses, passport or class association ID; b) Articles of Association or consolidated and current Corporate Bylaws (in the case of a Legal Entity), or the consolidated and current fund regulations (in the case of a Investments Funds); and c) a document substantiating powers of representation.

(ii) To the Custodian: to this end, shareholders shall contact their custodians and verify procedures established for the issue of the latter’s instructions for voting via Voting List as well as the documents and information required by them to this end.

(iii) To the Company’s Bank for Securities Registration: this option is exclusively for the holders of shares deposited with Banco Itaú S.A., the securities’ registrar for the Company. Itaú has set up a Digital Meeting website, a secure solution where it is possible to execute remote voting. In order to vote via the website, the shareholder must register and have a digital certificate. Information on registering and the step-by-step process for issuing the digital certificate are described in the site: http://www.itau.com.br/securitiesservices/assembleiadigital/.

5.           Postal and electronic address to send the distance voting form, should the shareholder decide to deliver the document directly to the company

BRF S.A.

Rua Hungria, n°. 1.400 – 5th floor, Jardim Europa, Zip Code 01455-000, São Paulo - SP, in attention to the Corporate Governance area.

E-mail: acoes@brf-br.com

Contact: Cínthia Foroni

6.           Indication of the institution contracted by the company to provide bookkeeping services for the shares, with contact, physical and electronic addresses, telephone and contact

Itaú Corretora de Valores S.A.

E-mail: atendimentoescrituracao@itau-unibanco.com.br

Address: Av. Brigadeiro Faria Lima, N° 3.500, 3rd floor – São Paulo – SP, Zip Code 04538-132

Contact: Shareholders attendance

Telephone: (11) 3003-9285 (state capitals and metropolitan regions)/0800 7209285 (other locations) – Hours of attendance: working days from 09:00 to 18:00 hours

Resolutions to be taken at the Ordinary General Meeting

7.            To approve the management accounts and financial statements of the Company for the financial year ended on December 31, 2016 (“2016 Financial Year”), accompanied by the management report, explanatory notes, opinions of the independent auditors and Fiscal Council, the Statutory Audit Committee and the comments of the Management on the Company´s financial situation, within the terms of Annex I of the Administration´s Proposal for the Ordinary and Extraordinary General Meeting (“Proposal”);

[ ] Approve [ ] Reject [ ] Abstain

8. Do you wish to adopt the process of multiple voting for the election of the board of directors, within the terms of article 141 of Law Nº 6.404/1976? [ ] Yes [ ] No

9a. To set the number of 10 (ten) members to make up the Board of Directors of the Company:

[ ] Approve [ ] Reject [ ] Abstain

9b. To elect the group indicated by the Company’s Administration, consisting of the people listed below, to make up the Board of Directors, for a term of office of 2 (two) years, to be completed by the Ordinary General Meeting of 2019:

▪ Abilio dos Santos Diniz (Independent Chairman of the Board of Directors);

▪ Francisco Petros Oliveira Lima Papathanasiadis (Deputy Chairman of the Board of Directors);

▪ Luiz Fernando Furlan (independent member);

▪ José Carlos Reis de Magalhães Neto;

▪ Walter Fontana Filho (independent member);

▪ Flávia Buarque de Almeida (independent member);

▪ Carlos da Costa Parcias Jr. (independent member);

▪ Marcos Guimarães Grasso (independent member);

▪ Walter Malieni Jr.; e

▪ José Aurélio Drummond Jr. (independent member).

[ ] Approve [ ] Reject [ ] Abstain

Should one of the candidates who make up the chosen group cease to be a part of it, should the votes corresponding to his/her shares continue to be conferred to the group?

[ ] Yes [ ] No

10. Election of members of the Board of Directors, if the multiple voting system is adopted:

Should the multiple voting system be adopted in the election process, the votes corresponding to their shares should be distributed, in the following percentages, by the members of the group indicated in item 10

∙ Abilio dos Santos Diniz - [ ] % of the votes to be attributed to the candidate

∙ Francisco Petros Oliveira Lima Papathanasiadis - [ ] % of the votes to be attributed to the candidate

∙ Luiz Fernando Furlan - [ ] % of the votes to be attributed to the candidate

∙ José Carlos Reis de Magalhães Neto - [ ] % of the votes to be attributed to the candidate

∙ Walter Fontana Filho - [ ] % of the votes to be attributed to the candidate

∙ Flávia Buarque de Almeida – [ ] % of the votes to be attributed to the candidate

∙ Carlos da Costa Parcias Jr. [ ] % of the votes to be attributed to the candidate

∙ Marcos Guimarães Grasso [ ] % of the votes to be attributed to the candidate

∙ Walter Malieni Jr. - [ ] % of the votes to be attributed to the candidate; e

∙ José Aurélio Drummond Jr. [ ] % of the votes to be attributed to the candidate.

Note: The sum of the numbers inserted in the squares above should total a maximum of 100%.

11. To approve the election of Mr. Abilio dos Santos Diniz for the position of Chairman of the Board of Directors and of Mr. Francisco Petros Oliveira Lima Papathanasiadis for the position of deputy chairman of the Board of Directors

[ ] Approve [ ] Reject [ ] Abstain

12. Election of members of the Fiscal Council

Actual Member: Attilio Guaspari

[ ] Approve [ ] Reject [ ] Abstain

Actual Member: Marcus Vinicius Dias Severini

[ ] Approve [ ] Reject [ ] Abstain

Actual Member: Antonio Carlos Rovai

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Susana Hanna Stiphan Jabra

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Marcos Tadeu de Siqueira

[ ] Approve [ ] Reject [ ] Abstain

Substitute Member: Doris Beatriz França Wilhelm

[ ] Approve [ ] Reject [ ] Abstain

Note: The shareholder may vote in favor of the approval of up to 3 (three) actual members and up to 3 (three) substitute members to make up the Fiscal Council.

13.         To set an annual global remuneration for the 2017 financial year for the Company’s Officers in the amount of up to R$ 99.00 million, which covers the limit proposed for the fixed remuneration (salary or pro-labore, direct and indirect benefits and social charges), benefits from the severance from the position, variable remuneration (profit sharing) and amounts related to the Stock Option Purchasing Plan and the Restricted Shares Plan of the Company:

[ ] Approve [ ] Reject [ ] Abstain

14. To set the global remuneration of the Fiscal Council in the amount of up to R$ 0.7 million for the 2017 financial year. [ ] Approve [ ] Reject [ ] Abstain

15.         To ratify the distribution of the sum of R$ 513,215,000 to shareholders, corresponding to R$ 0.642347435 per share, in the form of interest on shareholders´ equity, paid on August 15, 2016, with Withholding Tax deducted at Source, in line with the terms of the prevailing legislation and according to the decision of the Board of Directors taken at a meeting held on June 30, 2016.

[ ] Approve [ ] Reject [ ] Abstain

Resolutions to be taken at the Extraordinary General Meeting
15. To amend the Restricted Stocks Plan, per Annex IV of the Proposal. [ ] Approve [ ] Reject [ ] Abstain

 [City], [date]

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Name and signature of the Shareholder